Exhibit 32.1

MESA AIR GROUP, INC. AND ITS SUBSIDIARIES

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Mesa Air Group, Inc. (the "Company") on Form 10-K for the period ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jonathan G. Ornstein, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §§ 1350, as adopted pursuant to §§ 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ JONATHAN G. ORNSTEIN
        Jonathan G. Ornstein
        Chairman of the Board and
        Chief Executive Officer

Date: January 12, 2009